Exhibit 10.14

SATISFACTION AND RELEASE AGREEMENT

THIS SATISFACTION AND RELEASE AGREEMENT (this “Agreement”) is made and entered into as of August 27, 2013, by and among Green Energy Management Services Holdings, Inc., a Delaware corporation (the “Company”), Jay Enis (“JE”), Financial Partners Funding, LLC, a Florida limited liability company (“FPF”), SE Management Consultants, Inc., a Florida corporation (“SEMC”), and Energy Sales Solutions, LLC, a Florida limited liability company (“ESS”) (each of the Company, JE, FPF and SEMC and ESS is referred to as a “Party”, and together the “Parties”).

WHEREAS, JE, FPF, SEMC and/or ESS performed certain services (the “Services”) for, and/or are or were a party to one or more agreements (collectively, the “Agreements”) with, the Company and/or Green Energy Management Services, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“GEM”);

WHEREAS, the Company and/or GEM may owe to JE, FPF, SEMC and/or ESS compensation of approximately $770,000 and/or certain other consideration in relation to the Services and/or the Agreements (collectively, the “Amounts”), and JE, FPF, SEMC and/or ESS may have certain potential claims against the Company and/or GEM relating to the Services and/or the Agreements (collectively, the “Claims”); and

WHEREAS, the Company, JE, FPF, SEMC and ESS wish to settle and resolve all potential disputes and differences between them relating to the Company, GEM, JE, FPF, SEMC, ESS, the Services and the Agreements.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for such other good and valuable consideration agreed to by the Parties, the Parties do hereby agree as of the date of this Agreement as follows:

1.           (i) Each of JE, FPF, SEMC and ESS agrees to waive any and all of their and JE Parties’ (as defined below) Amounts and Claims against the Company Parties (as defined below) in consideration of the Company paying to JE a sum of $1.00 and (ii) FPF agrees that certain Option agreement, dated as of March 3, 2011 (the “Option”), entered into by and between FPF and the Company, and that certain Commitment Letter, dated as of March 3, 2011 (the “Letter”), entered into by and between FPF and GEM shall be immediately terminated, canceled and no longer in effect in consideration of the Company issuing to FPF 1,000,000 shares (the “Shares”) of the Company’s common stock with piggy back registration rights with respect to such Shares.

2.           JE, and each of his heirs, executors, administrators, predecessors, successors, assigns, affiliates, parents, subsidiaries, officers, directors, representatives, employees, associated persons, agents, contractors, stockholders and attorneys (including, without limitation, FPF, SEMC and ESS, and their members, shareholders, officers, directors, employees, affiliates, associated persons, agents, contractors and attorneys), and all persons acting by, through and under each of them (collectively, the “JE Parties”), hereby forever release and discharge the Company Parties as follows:

(a)           The JE Parties, individually and collectively, hereby release and discharge the Company Parties, individually and collectively, from any and all liability, actions, causes of action, suits, debts, dues, sums of money (including, without limitation, the Amounts), accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements (including, without limitation, the Option, the Letter and the other Agreements), promises, variances, trespasses, damages, judgments, extents, executions, claims (including, without limitation, the Claims), counterclaims and demands of whatever nature and kind, in law, admiralty or equity, which the JE Parties, individually or collectively, ever had, now have or hereafter can, shall or may have against the Company Parties by reason of any matter, cause or thing whatsoever from the beginning of time to the date hereof; provided that nothing contained herein shall be deemed to (x) effect a release of any obligation undertaken by the Company pursuant to this Agreement or (y) terminate that certain Sales Agency Agreement, dated as of February 2011 (the “Sales Agreement”), entered into by and between the Company and ESS.

For purposes of this Agreement, the “Company Parties” shall mean the Company, GEM, and each of their heirs, executors, administrators, predecessors, successors, assigns, affiliates, parents, subsidiaries, officers, directors, representatives, employees, associated persons, agents, contractors and attorneys, and all persons acting by, through and under each of them.

(b)           The JE Parties, and each of them, acknowledge that they, or any of them, may hereafter discover claims or facts now unknown or unsuspected, or in addition to, or different from, those which the releasing parties now know or believe to be true with respect to this Agreement.  Nevertheless, except as otherwise set forth in this Agreement, the JE Parties, and each of them, intend by this Agreement to release fully, finally, and forever all claims (including, without limitation, the Amounts, the Claims or with respect to the Agreements), released hereby.  Accordingly, this Agreement shall remain in full force as a complete release of such claims notwithstanding the discovery of existence of any such additional or different claims or facts before or after the date of this Agreement.

(c)           The JE Parties agree and acknowledge that all Agreements have been terminated, canceled and no longer in effect; provided that the Sales Agreement shall continue in effect.

(d)           The JE Parties have not commenced or prosecuted and will not commence or prosecute any action or proceeding for the recovery of damages or for any form of equitable relief, declaratory relief or any other form of action or proceeding or arbitration against the Company Parties based upon the claims released in this Agreement.  This Agreement shall constitute a judicial bar to the institution of any such action against the JE Parties or any party.

(e)           The JE Parties shall not, and shall cause the other JE Parties not to, disparage the Company Parties.

3.           This Agreement may be executed in multiple counterparts, each one of which shall be deemed an original, but all of which shall be considered together as one and the same instrument.  Delivery of an executed counterpart of this Agreement may be made by facsimile or other electronic transmission.  Any such counterpart or signature pages sent by facsimile or other electronic transmission shall be deemed to be written and signed originals for all purposes, and copies of this Agreement containing one or more signature pages that have been delivered by facsimile or other electronic transmission shall constitute enforceable original documents.  As used in this Agreement, the term “electronic transmission” means and refers to any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient of the communication, and that may be directly reproduced in paper form by such a recipient through an automated process.

4.           This Agreement and any questions concerning its validity, construction or performance shall be governed by the laws of the State of New York, without regard to any state’s choice of law provisions.

5.           Courts within the Borough of Manhattan, State of New York, will have jurisdiction over all disputes between the parties arising out of or relating to this Agreement.  In connection with any such dispute, each party consents to and agrees to submit to the jurisdiction of courts within the Borough of Manhattan, State of New York, and waives, and agrees not to assert, any claim that (i) it is not personally subject to the jurisdiction of such courts, (ii) it and its property is immune from any legal process issued by such courts or (iii) any litigation commenced in such courts is brought in an inconvenient forum.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth below.

GREEN ENERGY MANAGEMENT SERVICES HOLDINGS, INC.

By:	/s/ John Tabacco
Name: John Tabacco
Title: Chief Executive Officer and President

JAY ENIS

/s/ Jay Enis

FINANCIAL PARTNERS FUNDING, LLC

By:	/s/ Jay Enis
Name: Jay Enis
Title: Principal

SE MANAGEMENT CONSULTANTS, INC.

By:	/s/ Jay Enis
Name: Jay Enis
Title: Authorized Signatory

ENERGY SALES SOLUTIONS, LLC

By:	SE Management Consultants, Inc., its Managing Member

By:	/s/ Jay Enis
Name: Jay Enis
Title: Authorized Signatory